December 15, 2020

State Street Bank and Trust Company

2495 Natomas Park Dr., Suite 400

Sacramento, CA 95833

Attention: Jason O’Neill, Vice President

Re:  Franklin Templeton ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series of shares to be known as Franklin Exponential Data ETF (the “Portfolio”), which is expected to be launched on or about January 12, 2021.

In accordance with Section 20.6.2, the Additional Portfolio provision, of the Master Custodian Agreement dated as of April 18, 2016, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each management investment company party thereto, and State Street Bank and Trust Company (“State Street”), the Portfolios hereby request that State Street act as Custodian for the Portfolios under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Appendix A attached hereto.  In connection with such request, the Portfolios hereby confirm, as of the date hereof, its representations and warranties set forth in Section 20.7 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Portfolios and retaining one for your records.

                                                            Sincerely,

FRANKLIN TEMPLETON ETF TRUST

By:       /s/ Navid J. Tofigh

Name:	Navid J. Tofigh
Title:	Vice President and Secretary

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title:                                           , Duly Authorized

Effective Date:

APPENDIX A

to

Master Custodian Agreement

Franklin Liberty U.S. Low Volatility ETF

Franklin Liberty Investment Grade Corporate ETF

Franklin Liberty International Opportunities ETF

Franklin Liberty Federal Intermediate Tax-Free Bond Opportunities ETF (f/k/a Franklin Liberty Intermediate Municipal Opportunities ETF)

Franklin Liberty Federal Tax-Free Bond ETF (f/k/a Franklin Liberty Municipal Bond ETF)

Franklin Liberty Senior Loan ETF

Franklin Liberty High Yield Corporate ETF

Franklin Liberty International Aggregate Bond ETF

Franklin Liberty US Core Bond ETF

Franklin Liberty Systematic Style Premia ETF

Franklin Liberty U.S. Treasury Bond ETF

Franklin Liberty Ultra Short Bond ETF

Franklin LibertyQ International Equity Hedged ETF

Franklin LibertyQ Emerging Markets ETF

Franklin LibertyQ Global Dividend ETF

Franklin LibertyQ Global Equity ETF

Franklin LibertyQ U.S. Small Cap Equity ETF

Franklin LibertyQ U.S. Mid Cap Equity ETF

Franklin LibertyQ U.S. Equity ETF

Franklin FTSE Asia ex Japan ETF

Franklin FTSE Australia ETF

Franklin FTSE Brazil ETF

Franklin FTSE Canada ETF

Franklin FTSE China ETF

Franklin FTSE Europe ETF

Franklin FTSE Europe Hedged ETF

Franklin FTSE France ETF

Franklin FTSE Germany ETF

Franklin FTSE Hong Kong ETF

Franklin FTSE India ETF

Franklin FTSE Italy ETF

Franklin FTSE Japan ETF

Franklin FTSE Japan Hedged ETF

Franklin FTSE Mexico ETF

Franklin FTSE Russia ETF

Franklin FTSE South Korea ETF

Franklin FTSE Switzerland ETF

Franklin FTSE Taiwan ETF

Franklin FTSE United Kingdom ETF

Franklin FTSE Latin America ETF

Franklin FTSE Saudi Arabia ETF

Franklin FTSE South Africa ETF

Franklin Disruptive Commerce ETF

APPENDIX A

-Continued-

Franklin Genomic Advancements ETF

Franklin Intelligent Machines ETF

Franklin Exponential Data ETF